Exhibit 1
                                                                  ---------


                              CONVERSION AGREEMENT

               THIS CONVERSION AGREEMENT is entered into as of the 10th day of May 1996, between Urohealth Systems, Inc., a Delaware corporation ("UROHEALTH"), and FoxMeyer Corporation, a Delaware corporation ("FOXMEYER").

                                 R E C I T A L S

          WHEREAS, Urohealth (formerly Davstar Industries Ltd.) and FoxMeyer are parties to that certain Convertible Note Purchase Agreement, dated as of March 15, 1995 (the "NOTE PURCHASE AGREEMENT"), pursuant to which FoxMeyer purchased from Urohealth a Convertible Note, dated March 15, 1995, in the principal amount of $2,000,000 (the "CONVERTIBLE NOTE"); and

          WHEREAS, Urohealth and FoxMeyer are parties to that certain Exchangeable Convertible Preferred Stock Purchase Agreement, dated as of March 15, 1995 (the "PREFERRED STOCK PURCHASE AGREEMENT"), pursuant to which FoxMeyer agreed to purchase 60,000 shares of Series B Exchangeable Convertible Preferred Stock (the "SERIES B PREFERRED STOCK"); and

          WHEREAS, the Series B Preferred Stock has an original liquidation preference and conversion value equal to $6,000,000; and

          WHEREAS, the Convertible Note and the Series B Preferred Stock are convertible into Common Stock of Urohealth at a conversion price of $6.00 per share of Common Stock; and

          WHEREAS, Urohealth, pursuant to the terms of the Convertible Note, has elected to pay interest under the Convertible Note "in-kind" by delivery of additional Convertible Notes to FoxMeyer; and

          WHEREAS, Urohealth, pursuant to the terms of the Series B Preferred Stock, has elected to pay dividends under the Series B Preferred Stock "in-kind" by delivery of additional shares of Series B Preferred Stock to FoxMeyer; and

          WHEREAS, Urohealth is desirous of having FoxMeyer convert the Convertible Note and the Series B Preferred Stock into Urohealth Common Stock; and
























     DAFS02...:\58\46058\0001\0231\EXH6036R.48B

          WHEREAS, FoxMeyer has agreed, subject to the terms and conditions set forth below, to convert the Convertible Note and the Series B Preferred Stock into Urohealth Common Stock concurrently with the consummation of the private placement of not less than $10 million of preferred stock or convertible debentures of Urohealth on terms approved by the Urohealth Board of Directors (the "PRIVATE PLACEMENT").

          NOW, THEREFORE, IN CONSIDERATION of the foregoing and the covenants set forth herein, the parties agree as follow:

               1.   Conversion of Convertible Note.  Concurrently with the
                    ------------------------------
     first closing of the Private Placement, FoxMeyer elects to convert the Convertible Note (including payment-in-kind interest thereon) into Urohealth Common Stock at a conversion price of $6.00 per share. The parties agree that the number of shares of Urohealth Common Stock to be issued upon conversion of the Convertible Note shall be 358,369 shares (which includes interest through May 9, 1996). In the event that the closing of the Private Placement has not occurred on or before May 9, 1996, the number of shares of Common Stock issuable to FoxMeyer shall increase by 62 shares per day for each day after May 9, 1996. The obligation under this paragraph to convert shall terminate if the first closing shall not have occurred on or prior to June 30, 1996.

               2.   Conversion of Series B Preferred Stock.  Concurrently
                    --------------------------------------
     with the first closing of the Private Placement, FoxMeyer elects to convert the Series B Preferred Stock (including payment-in-kind dividends thereon) into Urohealth Common Stock at a conversion price of $6.00 per share. The parties agree that the number of shares of Urohealth Common Stock to be issued upon conversion of the Series B Preferred Stock shall be 1,055,506 shares (which includes dividends through May 9, 1996). In the event that the closing of the Private Placement has not occurred on or before May 9, 1996, the number of shares of Common Stock issuable to FoxMeyer shall increase by 176 shares per day for each day after May 9, 1996. The obligation under this paragraph to convert shall terminate if the first closing shall not have occurred on or prior to June 30, 1996.

               3.   Consolidated Warrant.  The Warrant to Purchase Common
                    --------------------
     Stock of Urohealth (No. W-1), dated June 2, 1995 ("EXISTING WARRANT NO. 1"), and the Warrant to Purchase Common Stock of Urohealth (No. W-
     2), dated July 26, 1995 ("EXISTING

     WARRANT NO. 2"), currently held by FoxMeyer will be consolidated, concurrently with the conversion of the Convertible Note and the Series B Preferred Stock into Common Stock, into a single warrant with a blended exercise price (the "CONSOLIDATED WARRANT"). The Consolidated Warrant will entitle FoxMeyer to purchase an aggregate of 800,000 shares of Urohealth Common Stock at an exercise rice of $6.875 per share, and will expire June 2, 2000. The Consolidated Warrant shall be in the form of Exhibit A attached hereto.

               4.   New Warrant.  Concurrently with the conversion of the
                    -----------
     Convertible Note and the Series B Preferred Stock into Common Stock, Urohealth shall issue to FoxMeyer a new warrant (the "NEW WARRANT") substantially in the form of Exhibit A hereto which would include the right to purchase 250,000 shares of Urohealth Common Stock at an exercise price of $10.00 per share, and would expire June 2, 2000.

               5.   Board Representation.  Urohealth shall use its
                    --------------------
     reasonable best efforts, including nominating, supporting and soliciting proxies, to ensure that FoxMeyer will retain the two seats currently held by FoxMeyer representatives on the Urohealth Board of Directors for two years after the conversion of the Convertible Note and the Series B Preferred Stock into Common Stock.

               6.   Release of Liens and Other Termination.  Concurrently
                    --------------------------------------
     with the conversion of the Convertible Note, all liens and security interests of FoxMeyer with respect to assets of Urohealth or its subsidiaries shall be terminated and released, and FoxMeyer agrees to execute and deliver such UCC-2 termination statements and other documents reasonably requested by Urohealth with respect to such termination and release. In addition, the rights of FoxMeyer under the Note Purchase Agreement and the Preferred Stock Purchase Agreement, including the right to designate a specified number of directors, shall terminate concurrently with the conversion; provided, that such termination shall not terminate any obligations relating to representations and warranties previously made or with respect to indemnification obligations for breaches of representations and warranties under such agreements.

               7.   Registration Rights.
                    -------------------

                    (a) Urohealth is currently in the process of preparing a shelf registration statement to cover the resale of shares of Urohealth Common Stock owned by certain Urohealth stockholders and Urohealth shall file such registration statement with the Securities and Exchange Commission promptly and in any event no later than June 30, 1996. Urohealth will use its best efforts to keep such registration statement effective until the earlier of the termination of the First Period (as defined in the Registration Rights Agreement), or until all of the shares registered thereunder have been distributed; provided, that the term of such shelf registration statement shall be extended by a period of time equal to the time when FoxMeyer is not permitted to sell shares pursuant to the terms of the Registration Rights Agreement (as defined below) or otherwise does not have a current prospectus available to deliver in connection with any sale. Urohealth agrees to include the shares to be issued to FoxMeyer upon conversion of the Convertible Note and the Series B Preferred Stock into Common Stock (the "CONVERTED SHARES") in such registration statement. In addition, the Converted Shares shall constitute "Registrable Shares" within the meaning of that certain Registration Rights Agreement, dated May __, 1996, between Urohealth, FoxMeyer, the Investors and the other stockholders of Urohealth identified therein (the "REGISTRATION RIGHTS AGREEMENT"). The provisions of this
     Section 7(a) and the Registration Rights Agreement supersedes any and all prior registration rights agreements and obligations of Urohealth to FoxMeyer with respect to the registration of securities of Urohealth.

                    (b) The shares of Common Stock issuable upon exercise of the Consolidated Warrant and the New Warrant shall be covered by, and shall be "Registrable Securities" for the purposes of, the Registration Rights Agreement. The obligations of Urohealth to FoxMeyer under this Conversion Agreement not otherwise described in this Section 7(a) with respect to the filing of the shelf registration statement shall be governed by the following provisions of the Registration Rights Agreement: Section 6 (Preparation and Filing),
     Section 7 (Expenses), Section 8 (Indemnification) and Section 14
     (Merger).

                    (c) The Registration Rights Agreement specifically permits the transfer of the registration rights thereunder to any lender to FoxMeyer in connection with any transfer of any Registrable Shares to a lender or at the request of a lender in satisfaction of any debt or other obligations owed such lender, and to any subsequent transferee thereof.

               8.   Miscellaneous.
                    -------------

                    8.1  Entire Agreement.  This Agreement and the
                         ----------------
     documents referred to herein constitute the entire agreement among the parties, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

                    8.2  Successors and Assigns.  Except as otherwise
                         ----------------------
     provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                    8.3  Governing Law: Choice of Forum, Etc.  This
                         ------------------------------------
     Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding that body of law relating to conflict of laws. The parties hereto agree that the appropriate and exclusive forum for any disputes arising out of this Agreement shall be the United States District Court for the central District of California or any state court located in Los Angeles County or Orange County, California and the parties hereto irrevocably consent to the exclusive jurisdiction of such courts, and agree to comply with all requirements necessary to give such courts jurisdiction. Each of the parties hereto irrevocably consents to the service of process in any action or proceeding hereunder by the mailing of copies thereof by registered or certified airmail, postage prepaid, to the parties. The foregoing shall not limit the rights of either party hereto to serve process in any other manner permitted by law or to obtain execution of judgment in any other jurisdiction. The parties further agree, to the extent permitted by law, that final judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of indebtedness.

                    8.4  Counterparts.  This Agreement may be executed in
                         ------------
     two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                    8.5  Title and Subtitles.  The titles and subtitles
                         -------------------
     used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                    8.6  Notices.  Any notice or other communication
                         -------
     required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid, addressed to Urohealth at 5 Civic Plaza, Suite 100, Newport Beach, California 92660, Attention: General Counsel and to FoxMeyer at 1220 Senlac Drive, Carrollton, Texas 85006,
     Attention: General Counsel or at such other address as either party may designate by 10 days' advance written notice to the other party.

                    8.7  Expenses.  The Company shall pay all costs and
                         --------
     expenses that it incurs with respect to the negotiation, execution and delivery of this Agreement, and FoxMeyer shall pay all costs and expenses that it incurs with respect to the negotiation, execution and delivery of this Agreement.

                    8.8  Amendments and Waivers.  Any term of this
                         ----------------------
     Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of Urohealth, FoxMeyer and the Requisite Investors (which is holders of a majority of the Investor Registrable Shares under the Registration Rights Agreement); provided, that if such amendment would not adversely effect the rights of the Requisite Holders such consent of the Requisite Investors may not be unreasonably withheld. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities, and Urohealth.

                    8.9  No Waiver; Cumulative Remedies.  No failure on the
                         ------------------------------
     part of Urohealth or FoxMeyer to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Urohealth or FoxMeyer.

                    8.10 Severability.  If one or more provision of this
                         ------------
     Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                    8.11 Relationship.  The parties acknowledge and agree
                         ------------
     that nothing contained herein is intended to create, nor be deemed to create, any partnership, joint venture, trust or fiduciary relationship between FoxMeyer and Urohealth.

                    8.12 Attorneys' Fees.  If any action at law or in
                         ---------------
     equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   UROHEALTH SYSTEMS, INC.
                                   a Delaware corporation

                                   By:   /s/ Kevin M. Higgins
                                       ------------------------------------
                                   Name:     Kevin M. Higgins
                                   Title:    Sr. V.P. & General counsel


                                   FOXMEYER CORPORATION

                                   By:   /s/ John G. Murray
                                       ------------------------------------
                                   Name:     John G. Murray
                                   Title:    Assistant Treasurer

                                                               EXHIBIT A to
                                                                  Exhibit 1
                                                                  ---------

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

     No. W-___             Warrant to Purchase 800,000
                             Shares of Common Stock
                             (subject to adjustment)


                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                             UROHEALTH SYSTEMS, INC.
                             VOID AFTER JUNE 2, 2000


          This certifies that, for value received, FoxMeyer Corporation, or registered assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from Urohealth Systems, Inc. (formerly known as "Davstar Industries, Ltd.") (the "Company"), a corporation organized under the laws of the State of Delaware, Eight Hundred Thousand (800,000) shares of the Common Stock of the Company, $.001 value per share, as constituted on the date hereof (the "Warrant Issue Date"), upon surrender hereof, at the principal office of the Company referred to below, with the subscription form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price as set forth in Section 2 below. The number, character and
                           ---------
     Exercise Price of such shares of Common Stock are subject to adjustment as provided below. The term "Warrant" as used herein shall include this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein.

          This Warrant is issued pursuant to that certain Conversion Agreement between the Company and the Holder, dated as of May __, 1996 (the "Conversion Agreement").

          1.   Term of Warrant.  Subject to the terms and conditions set
               ---------------
     forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and ending at 5:00 p.m., Pacific standard time, on June 2, 2000 and shall be void thereafter.

          2.   Exercise Price.  The Exercise Price at which this Warrant
               --------------
     may be exercised shall be $6.875 per share of Common

     Stock, as adjusted from time to time pursuant to Section 11 hereof.
                                                      ----------
          3.   Exercise of Warrant.
               -------------------

               (a) The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, but not for less than Five Thousand (5,000) shares at any time, or from time to time (or such lesser number of shares which may then constitute the maximum number purchasable under this Warrant) (such number being subject to adjustment as provided in Section 11 below), during the term hereof as
                               ----------
     described in Section 1 above, by the surrender of this Warrant and the
                  ---------
     Notice of Exercise annexed hereto as Exhibit "A" duly completed and
                                          -----------
     executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment (i) in cash or by check acceptable to the Company, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder, or (iii) by a combination of (i) and (ii) equal to the purchase price of the shares to be purchased.

               (b) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

               (c) Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise and notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

     X = Y(A-B)
         ------
          A

     Where   X = the number of shares of Common Stock to be issued to the
                 Holder

             Y = the number of shares of Common purchasable under the
                 Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

             A = the fair market value of one share of the Company's Common
                 Stock (at the date of such calculation)

             B = Exercise Price (as adjusted to the date of such
                 calculation)

     For purposes of the above calculation, fair market value of one share of Common Stock shall be determined by the Company's Board of Directors in good faith; provided, however, that where there exists a public market for the Company's Common Stock at the time of such exercise, the fair market value per share shall be the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or the closing price quoted on the Nasdaq National Market or on any exchange on which the Common Stock is then listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the five (5) trading days prior to the date of determination of fair market value.

          4.   No Fractional Shares or Scrip.  No fractional shares or
               -----------------------------
     scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

          5.   Replacement of Warrant.  On receipt of evidence reasonably
               ----------------------
     satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

          6.   Rights of Stockholders.  Subject to Sections 9 and 11 of
               ----------------------              ----------     --
     this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or otherwise until the Warrant shall have been exercised as provided herein.

          7.   Transfer of Warrant.
               -------------------

               (a) The Company will maintain a register (the "Warrant Register") containing the names and addresses of the Holder and its transferees. Any Holder of this Warrant or any portion thereof may change his address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

               (b) The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 7(a) above, issuing the Common Stock or other
                    ------------
     securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

               (c) This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and, if this Warrant is sold, pledged or hypothecated in whole or in part, legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the "Act"), title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

               (d) On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers and contained in this
     Section 7, the Company at its expense shall issue to or on the order
     ---------
     of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

               (e)  Compliance with securities laws:

                    (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof, if the issuance or resale thereof is unregistered under the Act, are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act or any applicable state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that Holder has such investment intent as is required under the Act, if any.

                    (ii) This Warrant and all shares of Common Stock issued upon exercise hereof that are not registered under the Act shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

          THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED HEREUNDER OR THEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER OR SALE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

          8.   Reservation of Stock.  The Company covenants that during the
               --------------------
     period this Warrant is exercisable, the Company will reserve and keep available from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of all Common Stock issuable upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation (the "Certificate") to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be duly and validly issued and fully paid and nonassessable, not subject to preemptive rights, free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

               Before taking any action which would cause an adjustment reducing the current Exercise Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of this Warrant, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Exercise Price.

               Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the current Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

          9.   Notices.
               -------

               (a) Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 11 hereof,
                                                         ----------
     the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant.

               (b)  In case:

                    (i) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

                    (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

                    (iii) of any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

     then, and in each such case, the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holder of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least fifteen (15) days prior to the date therein specified.

               (c) All such notices, advices and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, and (ii) in the case of mailing, on the third business day following the date of such mailing.

          10.  Amendments.
               ----------

               (a) Any term of this Warrant may be amended with the written consent of the Company and the Holder. Any amendment effected in accordance with this Section 10 shall be binding upon the Holder,
                             ----------
     each future holder of all rights pursuant to this Warrant, and the Company.

               (b) No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

          11.  Adjustments.  The Exercise Price and the number of shares of
               -----------
     Common Stock purchasable hereunder are subject to adjustment from time to time as follows:

               (a) If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, (iii) an offering of Common Stock or any other securities pro rata among the shareholders, or (iv) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a Holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this
     Section 11.  The foregoing provisions of this Section 11(a) shall
     ----------                                    -------------
     similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the independent members of the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the independent members of the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

               (b) If the Company, at any time while this Warrant, or any portion thereof, remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 11.
                      ----------

               (c) If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired, shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

               (d) If while this Warrant, or any portion thereof, remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible Stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this
     Section 11.
     ----------

               (e) Upon the occurrence of each adjustment or readjustment pursuant to this Section 11, the Company at its expense shall promptly
                      ----------
     compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth:
     (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

               (f) The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this
     Section 11 and in the taking of all such actions as may be necessary
     ----------
     or appropriate in order to protect the rights of the Holders of this Warrant against impairment.

          12.  Registration Rights.  The shares of Common Stock issuable
               -------------------
     upon exercising of this Warrant shall be entitled to the registration rights set forth in the Registration Rights Agreement among the Holder, Company and the parties thereto dated May __, 1996.

          13.  Limitation of Liability.  No provision hereof, in the
               -----------------------
     absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

          14.  Miscellaneous.
               -------------

               (a) Except as otherwise expressly provided herein, all notices referred to in this Warrant will be in writing and will be delivered personally or by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so personally delivered or on the date of receipt appearing on the return receipt requested or, if refused, on the date of refusal,

                    (i)  To the Company:

                         Urohealth Systems, Inc.
                         5 Civic Plaza, Suite 100
                         Newport Beach, California 92660
                         Attention:  General Counsel

                    (ii) To the Holder

                         FoxMeyer Corporation
                         1220 Senlac Drive
                         Carrollton, Texas 75006
                         Attention:  President

               (b) The descriptive headings of the several parts and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporate law of the State of California will govern all questions concerning the relative rights of the Company and holders of its securities. All other questions concerning the construction, validity and interpretation of this Warrant will be governed by the internal law of the State of California without regard to provisions of conflicts or choice of law.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

     Dated as of May __, 1996


                                   UROHEALTH SYSTEMS, INC.


                                   By:______________________________
                                      James L. Johnson
                                      Executive Vice President and
                                      Chief Financial Officer

                               NOTICE OF EXERCISE


     To:  Urohealth Systems, Inc.

          (1) The undersigned hereby elects to purchase ____ shares of Common Stock or Urohealth Systems, Inc., pursuant to the terms of the attached Warrant. (Indicate (a) or (b), below)

               (a) The undersigned tenders herewith payment of the purchase price for such shares in full.

               (b) The undersigned elects to exercise the Warrant through the withholding of Shares as provided in Section 3(c) of the Warrant.
     ______

          (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, [and for investment,] and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended,

          (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:



                                   ----------------------------------------
                                   (Name)


                                   ----------------------------------------
                                   (Name)


          (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:



                                   ----------------------------------------
                                   (Name)


                                   ----------------------------------------
                                   (Name)